Exhibit 10.6

SECOND AMENDMENT TO CREDIT AGREEMENT AND CONDITIONAL WAIVER

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND CONDITIONAL WAIVER (this “Amendment”), is made and entered into as of July 30, 2015 (the “Second Amendment Effective Date”), among NORTHSTAR HEALTHCARE ACQUISITIONS, L.L.C., a Delaware limited liability company (the “Borrower”), the other Credit Parties party hereto, the financial institutions party hereto from time to time (collectively, the “Lenders” and individually each a “Lender”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), as administrative agent for the Secured Parties (in such capacity, the “Agent”) and as Swingline Lender.

W I T N E S S E T H:

WHEREAS, the Borrower, the other Credit Parties party thereto, the Lenders party thereto and Agent are parties to that certain Credit Agreement, dated as of March 31, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders committed to make certain loans and other financial accommodations to the Borrower upon the terms and conditions set forth therein;

WHEREAS, pursuant Section 4.3(j) of the Credit Agreement, Borrower is required to notify Agent of the creation, establishment or acquisition of any Subsidiary and pursuant to Section 4.13(b) of the Credit Agreement, promptly after establishment or acquisition thereof, the Credit Parties are required to cause such new Subsidiaries to guaranty the Obligations and grant to Agent, for the benefit of the Secured Parties, a security interests in all of such Subsidiaries’ Property and pledge all of the Stock and Stock Equivalents of each such Subsidiary, in each instance, to Agent for the benefit of the Secured Parties to secure such guaranty (the “New Subsidiary Requirements”);

WHEREAS, Borrower has formed or acquired the Subsidiaries set forth on Schedule A attached hereto after the Closing Date (each a “New Subsidiary” and collectively, the “New Subsidiaries”);

WHEREAS, due to the Credit Parties’ failure to satisfy the New Subsidiary Requirements with respect to the New Subsidiaries, an Event of Default under Section 7.1(c) of the Credit Agreement has occurred and is continuing (the “New Subsidiary Default”);

WHEREAS, pursuant to Section 5.4 of the Credit Agreement, the Credit Parties are prohibited from making certain Investments, including the establishment of new Subsidiaries and the Acquisition of all or substantially all of the assets of another Person, without satisfying the requirements or meeting the exceptions set forth in Section 5.4 of the Credit Agreement (the “Subsidiary Investment Requirements”);

WHEREAS, due to the Credit Parties’ failure to satisfy the Subsidiary Investment Requirements with respect to the New Subsidiaries, an Event of Default under Section 7.1(c) of the Credit Agreement has occurred and is continuing (the “Subsidiary Investment Default”, together with the New Subsidiary Default, the “Specified Events of Default”);

WHEREAS, the Borrower and the other Credit Parties have requested that Agent and the Lenders (a) waive the Specified Events of Default and (b) amend certain provisions of the Credit Agreement as more fully described herein; and

WHEREAS, Agent and the Lenders are willing to waive the Specified Events of Default and amend certain provisions of the Credit Agreement, all subject to and in accordance with the terms and conditions specified herein.

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant, and warrant as follows:

SECTION 1. DEFINITIONS.

1.1 Interpretation. All capitalized terms used herein (including the recitals hereto) shall have the respective meanings assigned thereto in the Credit Agreement unless otherwise defined herein.

SECTION 2. AMENDMENTS.

Subject to the terms and conditions of this Amendment, including, without limitation, the representations, warranties, and covenants in Section 5 hereof and the conditions precedent to the effectiveness of this Amendment in Section 6 hereof, effective as of the date hereof, the Credit Agreement is hereby amended as follows:

2.1 Section 4.16. Section 4.16(a) of the Credit Agreement is hereby amended by replacing “June 30, 2015” with “August 15, 2015”.

2.2 Section 5.4. Section 5.4 of the Credit Agreement is hereby amended by (i) deleting “and,” at the end of Section 5.4(j), (ii) replacing the period at the end of Section 5.4(k) with a semicolon and (iii) adding new Sections 5.4(l) and 5.4(m) as follows:

“(l) one or more Investments which in the aggregate will not exceed $3,000,000 in Plano Hospital by Northstar Healthcare Subco, LLC; and

(m) in addition to and without duplication of the Investments permitted in the foregoing clauses, Investments in joint ventures or Investments to fund Acquisitions, so long as the Stock and Stock Equivalents of such joint venture or Acquisition target owned by the applicable Credit Party are pledged to Agent, for the benefit of the Secured Parties, to secure the obligations contemporaneously with the consummation of such Investment and such Credit Party otherwise complies with Section 4.13(b) hereof, provided that, in each case:

(A) such Investments are funded solely with Net Issuance Proceeds of issuance of equity of Parent to be contributed to Holdings and further contributed directly or indirectly, to the applicable Credit Party making such Investment;

(B) after giving effect to such Investment, the Credit Parties shall have unrestricted cash and Cash Equivalents of at least $5,000,000;

(C) immediately before and after giving effect to the applicable Investment, no Default or Event of Default shall be continuing or would result therefrom;

(D) after giving effect to such Investment, on a pro forma basis as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered, the Credit Parties are in compliance with the covenants set forth in Article VI hereof, with a maximum Leverage Ratio of at least 0.25 below the maximum Leverage Ratio for the applicable period, as set forth in Section 6.1; and

(E) unless otherwise agreed to in writing by the Agent, no later than three (3) Business Days prior to consummating such Investment, the Borrower Representative shall have delivered to the Agent a certificate signed by a Responsible Officer demonstrating, in reasonable detail, compliance with the foregoing clauses (A) through (D).”

2.3 Section 5.5. Section 5.5 of the Credit Agreement is hereby amended by (i) deleting “and” at the end of Section 5.5(f), (ii) replacing the period at the end of Section 5.5(g) with “and;” and (iii) adding new Section 5.5(h) as follows:

“(h) Indebtedness of Parent pursuant to the Subordinated Guaranty, which in no event shall exceed $4,500,000 and shall at all times be subject to the Plano Subordination Agreement.”

2.4 Section 5.9. Section 5.9 of the Credit Agreement is hereby amended by (i) deleting “and” at the end of Section 5.9(h), (ii) replacing the period at the end of Section 5.9(i) with a “and;” and (iii) adding new Sections 5.9(j) as follows:

“(j) Contingent Obligations arising under guaranties made by Parent on behalf of the Plano Hospital as evidenced by (a) the Plano Guaranty and (b) such other guaranties in an aggregate amount not to exceed $500,000.”

2.5 Section 7.1(l). Section 7.1(l) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(l) Invalidity of Subordination Provisions. The subordination provisions of the Plano Subordination Agreement or any agreement or instrument governing any Subordinated Indebtedness shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Agreement, the Plano Subordination Agreement or such subordination provisions;”

2.6 Section 7.1(o). Section 7.1(o) of the Credit Agreement is hereby added as follows:

“(o) Subordinated Indebtedness. Any default, event of default or other breach by any Credit Party or Plano Hospital under any Subordinated Indebtedness Documents or under the Plano Debt.”

2.7 Section 11.1. Section 11.1 of the Credit Agreement is hereby amended by deleting the definitions of “Loan Documents” and “Subsidiary” in their entirety and replacing them with the following:

“Loan Documents” means this Agreement, the Notes, the Fee Letter, the Collateral Documents, the Plano Subordination Agreement and all documents delivered to Agent and/or any Lender in connection with any of the foregoing.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than fifty percent (50%) of the voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person; provided that, Plano Hospital shall not be considered a Subsidiary of any Credit Party until such time that the Plano Debt has been repaid in full.

2.8 Section 11.1. Section 11.1 of the Credit Agreement is hereby further amended by adding the following definitions in appropriate alphabetical order:

“New Subsidiaries” means the Subsidiaries identified on Schedule A attached hereto.

“Plano Debt” means the obligations of Plano Hospital under that certain loan agreement, term note, security agreement, and other documents related thereto dated as of July 30, 2015 between March Lane Hospital, LLC and LegacyTexas Bank, guaranteed by Parent pursuant to the Subordinated Guaranty.

“Plano Hospital” means Marsh Lane Hospital, LLC a Texas limited liability company.

“Plano Subordination Agreement” means that certain Subordination Agreement dated as of the Second Amendment Effective Date, by and among Agent, LegacyTexas Bank and Parent, as may be amended, restated or otherwise modified from time to time in accordance therewith.

“Second Amendment Effective Date” means July 30, 2015.

“Subordinated Indebtedness Documents” means the documents governing the Subordinated Indebtedness and the Plano Debt, including any notes or note agreements, and specifically including the Plano Subordination Agreement and the Subordinated Guaranty, in each case, in form and substance satisfactory to Agent.

“Subordinated Guaranty” means that certain Guaranty Agreement dated as of July 30, 2015, by and between LegacyTexas Bank and Parent, subordinated pursuant to the Plano Subordination Agreement.

2.9 Form of Compliance Certificate. Exhibit 4.2(b) to the Credit Agreement is hereby amended and restated in its entirety with the form of Exhibit 4.2(b) attached hereto.

2.10 Schedule A. Schedule A attached hereto is hereby appended to the Loan Agreement as Schedule A thereto.

SECTION 3. CONDITIONAL WAIVER

3.1 Conditional Waiver. In reliance upon the representations, warranties and covenants of the Borrower and each other Credit Party contained herein, and subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions to effectiveness specified in Section 6 below, the Agent and the undersigned Lenders hereby waive the Specified Events of Default; provided, however, that if the Borrower fails to fulfil the conditions set forth in Section 5.5 below within the time periods specified therein, then the waiver set forth in this Section 3.1 shall automatically and without further action be rendered null and void and the Specified Events of Default shall be reinstated ab initio, it being expressly agreed that the effect of such nullification and reinstatement will be to permit the Agent and the Lenders, in their sole discretion, to exercise any and all of their rights and remedies as if the waiver set forth in this Section 3.1 never occurred. The aforesaid waiver relates solely to the Specified Events of Default and nothing in this Amendment is intended or shall be construed to be a waiver by Agent or any Lender of any other Default or Event of Default which may currently exist or hereafter occur.

SECTION 4. ACKNOWLEDGMENTS

4.1 Acknowledgment of Obligations. All Obligations, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges now or hereafter payable by the Credit Parties to the Lenders, are unconditionally owing by the Credit Parties, all without offset, defense or counterclaim of any kind, nature or description whatsoever.

4.2 Acknowledgment of Liens. Each of the Credit Parties hereby acknowledges, confirms and agrees that Agent on behalf of the Lenders has and shall continue to have valid, enforceable and perfected first priority Liens (subject to certain Permitted Liens) upon and security interests in the Collateral heretofore granted by the Credit Parties to Agent on behalf of the Lenders pursuant to the Loan Documents.

4.3 Binding Effect of Documents. Each of the Credit Parties hereby acknowledges, confirms and agrees that: (a) each of the Loan Documents to which it is a party has been duly executed and delivered to Agent, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of each Credit Party contained in the Loan Documents and in this Amendment constitute the legal, valid and binding obligations of such Credit Party, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and no Credit Party has a valid defense to the enforcement of such obligations and (c) Agent and the Lenders are and shall be entitled to the rights, remedies and benefits provided for them in the Loan Documents and applicable law.

SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS

Borrower and each of the other Credit Parties hereby further represent, warrant, and covenant with and to Agent and the Lenders as follows:

5.1 Representations and Warranties. After giving effect to this Amendment, each of the representations and warranties made by or on behalf of the Credit Parties to Agent and the Lenders in all of the Loan Documents was true and correct in all material respects when made and is true and correct in all material respects on and as of the date of this Amendment with the same full force and effect as if each of such representations and warranties had been made by such Person on the date hereof and in this Amendment, except to the extent that such representation and warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement.

5.2 Binding Effect of Documents. This Amendment and the other Loan Documents have been duly executed and delivered to Agent and the Lenders by the Borrower and each of the other Credit Parties and are in full force and effect, as modified hereby.

5.3 No Conflict, Etc. The execution and delivery and performance of this Amendment by the Borrower and each of the other Credit Parties will not violate any federal, state or any other material law, rule, regulation or order or material contractual obligation of such Person in any material respect and will not result in, or require, the creation or imposition of any Lien (other than the Liens created by the Collateral Documents) on any of its Properties or revenues.

5.4 Events of Default. Immediately after giving effect to this Amendment, no Events of Default are continuing as of the date hereof. The parties hereto acknowledge, confirm, and agree that any material misrepresentation by any Credit Party or any failure of any Credit Party to comply with the covenants, conditions and agreements contained in this Amendment shall constitute an Event of Default under the Credit Agreement.

5.5 Post Second Amendment Effectiveness Covenants. Each Credit Party shall, and shall cause each of its Subsidiaries to, deliver to Agent, on or prior to thirty (30) days after the Second Amendment Date (subject to any extensions or waivers as may be granted by Agent in its sole discretion), a Joinder Agreement with respect to each New Subsidiary and each other document, instrument and agreement set forth on the form of joinder closing checklist attached hereto as Exhibit A (unless any such document, instrument or agreement is not applicable, as agreed by Borrower and Agent, or is otherwise waived in writing by Agent in its sole discretion) or as otherwise requested by Agent in its reasonable discretion, in each case in form and substance reasonably satisfactory to Agent.

SECTION 6. CONDITIONS TO EFFECTIVENESS

The effectiveness of the terms and provisions of this Amendment shall be subject to each of the following conditions precedent having been satisfied as determined in Agent’s sole discretion prior to the Second Amendment Effective Date:

(a) Agent shall have received one or more counterparts of this Amendment, duly executed and delivered by the Credit Parties and the Lenders;

(b) Agent shall have received complete and correct copies of the Subordinated Indebtedness Documents (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith) and also including the Plano Subordination Agreement duly executed and delivered by Parent and LegacyBank Texas; and

(c) All reasonable out-of-pocket costs and expenses referenced in Section 9.5 of the Credit Agreement that have been invoiced to the Borrower shall have been paid or reimbursed by the Borrower, including, without limitation, those relating to this Amendment.

SECTION 7. PROVISIONS OF GENERAL APPLICATION

7.1 Effect of this Amendment. Except for the amendments expressly set forth and referred to in Section 2, no other changes or modifications to the Loan Documents are intended or implied and in all other respects the Loan Documents are hereby specifically ratified and confirmed by all parties hereto as of the date hereof. In the event of any conflict between the terms of this Amendment and the other Loan Documents, the terms of this Amendment shall control. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any Credit Party’s Obligations under or in connection with the Credit Agreement or any of the other Loan Documents or to modify, affect or impair the perfection or continuity of Agent’s security interests in, security titles to or other Liens on any Collateral for the Obligations. The Credit Agreement and this Amendment shall be read and construed as one agreement. Agent and Lenders hereby notify the Credit Parties that, effective from and after the date of this Amendment, Agent, and Lenders intend to enforce all of the provisions of the Loan Documents and that Agent and Lenders expect that the Credit Parties will strictly comply with the terms of the Loan Documents from and after this date.

7.2 Costs and Expenses. The Credit Parties absolutely and unconditionally agree to pay to Agent, on demand by Agent at any time and as often as the occasion therefore may require, all reasonable fees and out-of-pocket disbursements of any counsel to Agent in connection with the preparation, negotiation, execution, or delivery of this Amendment and any agreements delivered in connection herewith and expenses which shall at any time be incurred or sustained by Agent or any participant of Agent or any of its respective directors, officers, employees or agents as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Amendment and any agreements prepared, negotiated, executed or delivered in connection herewith.

7.3 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

7.4 Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

7.5 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other documents, and no investigation by Agent or any Lender shall affect the representations and warranties or the right of Agent or the Lenders to rely upon them.

7.6 Releases by Credit Parties. As a material inducement to Agent and the Lenders to enter into this Amendment and to grant concessions to the Credit Parties, all in accordance with and subject to the terms and conditions of this Amendment, each Credit Party:

(a) Does hereby remise, release, acquit, satisfy and forever discharge Agent and the Lenders and their subsidiaries and affiliates, and all of their respective past, present and future officers, directors, employees, agents, attorneys, representatives, participants, heirs, successors and assigns (each a “Releasee” and collectively, the “Releasees”) from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, arguments, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, either now accrued or hereafter maturing or whether known or unknown, which any Credit Party now has or hereafter can, shall or may have by reason of any manner, cause or things, from the beginning of the world to and including the date of this Amendment, with respect to matters arising out of, in connection with or related to:

(i) any and all obligations owed or owing to any Releasee under any document evidencing financial arrangements by, among and between such Releasee and any Credit Party, relating to the Credit Agreement, and including, but not limited to, the administration or funding thereof;

(ii) the Credit Agreement and indebtedness evidenced and secured thereby; or

(iii) any other agreement or transaction between any Credit Party and any Releasee entered into in connection with the Credit Agreement.

(b) Does hereby covenant and agree never to institute or cause to be instituted or continued prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any Releasee by reason of or in connection with any of the foregoing matters, claims or causes of action; provided, however, that the foregoing release and covenant not to sue shall not apply to any claim arising after the date of this Amendment with respect to acts, occurrences or events after the date of this Amendment; and, further provided that the foregoing release and covenant not to sue shall not apply to any rights or claims, if any, of any third party creditors of any Credit Party. If any Credit Party or any of its successors, assigns or other legal representations violates the foregoing covenant, such Credit Party and its successors, assigns and legal representatives, jointly and severally agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

(c) Does hereby expressly acknowledge and agree that the covenants and agreements of Agent and the Lenders contained in this Amendment shall not be construed as an admission of any wrongdoing, liability or culpability on the part of Agent or any Lender or as any admission by Agent or any Lender of the existence of claims by any Credit Party against Agent, the Lenders or any other Releasee. Each Credit Party, Agent and the Lenders acknowledge and agree that the value to the Credit Parties of the covenants, consents and agreements on the part of Agent and the Lenders contained in this Amendment substantially and materially exceed any and all value of any kind or nature whatsoever of any claims or other liabilities waived or released by the Credit Parties.

(d) Notwithstanding anything contained in this Amendment, the general release set forth in this Amendment shall not extend to and shall not include any duties or obligations of Agent or the Lenders in the Credit Agreement as modified by this Amendment or in any of the Loan Documents.

7.7 Entire Agreement. This Amendment expresses the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings, negotiations, correspondence and agreements of the parties regarding such subject matter.

7.8 GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AMENDMENT, INCLUDING, ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT (INCLUDING, ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST).

7.9 Incorporation of Credit Agreement Provisions. The provisions contained in Sections 9.13, 9.14, 9.16, 9.18(b), 9.18(c), 9.18(d), 9.19, 9.23, and 9.24 of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

7.10 Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers, as of the date first above written.

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Swingline Lender

By:	/s/ R. Hanes Whiteley
Name: R. Hanes Whiteley
Title: Duly Authorized Signatory

NORTHSTAR HEALTHCARE ACQUISITIONS, L.L.C.

SECOND AMENDMENT TO CREDIT AGREEMENT

SIGNATURE PAGE

GE CAPITAL BANK, as a Lender

By:	/s/ Paul Sleet
Name: Paul Sleet
Title: Duly Authorized Signatory

NORTHSTAR HEALTHCARE ACQUISITIONS, L.L.C.

SECOND AMENDMENT TO CREDIT AGREEMENT

SIGNATURE PAGE

BORROWER:

NORTHSTAR HEALTHCARE ACQUISITIONS, L.L.C.

By:	/s/ Matthew Maruca
Name: Matthew Maruca
Title: General Counsel and Secretary

NORTHSTAR HEALTHCARE ACQUISITIONS, L.L.C.

SECOND AMENDMENT TO CREDIT AGREEMENT

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CREDIT PARTIES:

NORTHSTAR HEALTHCARE HOLDINGS, INC.

By:	/s/ Matthew Maruca
Name: Matthew Maruca
Title: General Counsel and Secretary

NOBILIS HEALTH CORP.

By:	/s/ Matthew Maruca
Name: Matthew Maruca
Title: General Counsel and Secretary

NORTHSTAR HEALTHCARE ACQUISITIONS, L.L.C.

SECOND AMENDMENT TO CREDIT AGREEMENT

SIGNATURE PAGE

NORTHSTAR HEALTHCARE NORTHWEST HOUSTON MANAGEMENT, LLC

By: Northstar Healthcare Acquisitions, L.L.C., its sole manager

By:	/s/ Matthew Maruca
Name: Matthew Maruca
Title: General Counsel and Secretary

NORTHSTAR HEALTHCARE MANAGEMENT COMPANY, LLC

By: Northstar Healthcare Acquisitions, L.L.C., its sole member

By:	/s/ Matthew Maruca
Name: Matthew Maruca
Title: General Counsel and Secretary

NORTHSTAR HEALTHCARE SURGERY CENTER – HOUSTON, LLC

By: Northstar Healthcare Acquisitions, L.L.C., its sole member

By:	/s/ Matthew Maruca
Name: Matthew Maruca
Title: General Counsel and Secretary

NORTHSTAR HEALTHCARE ACQUISITIONS, L.L.C.

SECOND AMENDMENT TO CREDIT AGREEMENT

NORTHSTAR HEALTHCARE SURGERY CENTER – SCOTTSDALE, LLC

By: Northstar Healthcare Acquisitions, L.L.C., its sole manager

	By:	/s/ Matthew Maruca
Name: Matthew Maruca
Title: General Counsel and Secretary

NORTHSTAR HEALTHCARE SUBCO, L.L.C.

By:	/s/ Matthew Maruca
Name: Matthew Maruca
Title: General Counsel and Secretary

NORTHSTAR HEALTHCARE LIMITED PARTNER, L.L.C.

By:	/s/ Matthew Maruca
Name: Matthew Maruca
Title: General Counsel and Secretary

NORTHSTAR HEALTHCARE GENERAL PARTNER, L.L.C.

By:	/s/ Matthew Maruca
Name: Matthew Maruca
Title: General Counsel and Secretary

THE PALLADIUM FOR SURGERY – DALLAS, LTD.

By: Northstar Healthcare General Partner, L.L.C., its sole general partner

	By:	/s/ Matthew Maruca
Name: Matthew Maruca
Title: General Counsel and Secretary

NORTHSTAR HEALTHCARE ACQUISITIONS, L.L.C.

SECOND AMENDMENT TO CREDIT AGREEMENT

SIGNATURE PAGE

ATHAS HEALTH LLC

By: Northstar Healthcare Subco, L.L.C., its sole member

By:	/s/ Matthew Maruca
Name:	Matthew Maruca
Title:	General Counsel and Secretary

ATHAS ADMINISTRATIVE LLC

By: Athas Health LLC, its sole member

By:	/s/ Matthew Maruca
Name:	Matthew Maruca
Title:	General Counsel and Secretary

ATHAS HOLDINGS LLC

By: Athas Health LLC, its sole member

By:	/s/ Matthew Maruca
Name:	Matthew Maruca
Title:	General Counsel and Secretary

NORTHSTAR HEALTHCARE ACQUISITIONS, L.L.C.

SECOND AMENDMENT TO CREDIT AGREEMENT

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